UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2012

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27488 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

Experimental Station
Route 141 & Henry Clay Road
Building E336
Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2012, Incyte Corporation (the “Company”) entered into amended and restated employment agreements between the Company and certain of its executive officers, namely, David C. Hastings, Executive Vice President and Chief Financial Officer, Patricia S. Andrews, Executive Vice President and Chief Commercial Officer, Richard S. Levy, Executive Vice President and Chief Drug Development and Medical Officer, Eric H. Siegel, Executive Vice President and General Counsel, and Paula J. Swain, Executive Vice President, Human Resources (collectively, the “Executives”). The Executives constitute all of the Company’s executive officers other than the Company’s President and Chief Executive Officer.  These amended and restated agreements increase the amounts payable upon an “involuntary termination” of an Executive’s employment within 24 months following a “change in control” (as those terms are defined in the employment agreements) from one times to two times the sum of the Executive’s current annual base salary and the greater of (1) the Executive’s current target bonus or (2) the Executive’s bonus amount for the preceding fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2012

INCYTE CORPORATION

	By:	/s/ Eric H. Siegel
Eric H. Siegel
Executive Vice President and
General Counsel